UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016 (December 16, 2016)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2016, the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) changed the title of George D. Yancopoulos, M.D., Ph.D. from President of Regeneron Laboratories and Chief Scientific Officer of Regeneron to President and Chief Scientific Officer of Regeneron.  This change, which was effective immediately, was meant to better align Dr. Yancopoulos’s title with the scope of his current responsibilities at the Company.  Leonard S. Schleifer, M.D., Ph.D. continues to serve as President and Chief Executive Officer of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the change in Dr. Yancopoulos’s title, as described above, on December 16, 2016, the Board, based upon the recommendation of the Corporate Governance and Compliance Committee of the Board, amended and restated Regeneron’s By-Laws to (i) change the title of President to Chief Executive Officer, (ii) allow for the Board to appoint one or more Presidents, (iii) describe the role of Presidents, and (iv) implement other minor changes, including conforming changes resulting from the revisions described above.  The amendment and restatement of the By-Laws was effective immediately.

The foregoing summary of the amendment and restatement of the Company’s By-Laws is qualified in its entirety by the full text of the Amended and Restated By-Laws, which is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

3.2          Amended and Restated By-Laws effective December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and
Secretary
Date: December 21, 2016

EXHIBIT INDEX

Number	Description
3.2	Amended and Restated By-Laws effective December 16, 2016.